Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 20, 2024, relating to the financial statements and financial highlights of The Glenmede Fund, Inc. comprising Disciplined U.S. Equity Portfolio (formerly, Quantitative U.S. Large Cap Core Equity Portfolio), Disciplined U.S. Growth Equity Portfolio (formerly, Quantitative U.S. Large Cap Growth Equity Portfolio), Disciplined U.S. Value Equity Portfolio (formerly, Quantitative U.S. Large Cap Value Equity Portfolio), Disciplined U.S. Small Cap Equity Portfolio (formerly, Quantitative U.S. Small Cap Equity Portfolio), Disciplined International Equity Portfolio (formerly, Quantitative International Equity Portfolio), Environmental Accountability Portfolio, Women in Leadership U.S. Equity Portfolio, Long/Short Equity Portfolio (formerly, Quantitative U.S. Long/Short Equity Portfolio), Total Market Plus Equity Portfolio (formerly, Quantitative U.S. Total Market Equity Portfolio), Strategic Equity Portfolio, Equity Income Portfolio, Small Cap Equity Portfolio, Secured Options Portfolio, and Global Secured Options Portfolio, which are included in Form N-CSR for the year ended October 31, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Disclosure of Portfolio Holdings”, “Investment Advisory and Other Services”, and “Financial Statements” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

February 26, 2025